EXHIBIT 10.60

SECOND DEED OF TRUST AND SECURITY AGREEMENT

THIS SECOND DEED OF TRUST AND SECURITY AGREEMENT (“Security Instrument”) is made as of the 18th day of February, 2005, by ELECTROPURE, INC., a California corporation (“ELTP”), ELECTROPURE HOLDINGS, LLC, a California limited liability company ( “LLC”), to and for the benefit of ANTHONY M. FRANK (“Lender”).

As used herein, the term “Borrower” shall mean Electropure, Inc. and its wholly-owned subsidiary, Electropure Holdings, LLC, jointly and severally.

ELTP owes Lender the principal sum of Two Hundred Thousand Dollars ($200,000.00), evidenced by that certain 8% Convertible Term Note dated February 18, 2005 (the “Note”), a copy of which is attached hereto as Exhibit “A”.  The Note provides that the full debt, if not paid earlier, shall be due and payable on August 18, 2005, the “Maturity Date” of the Note.

LLC obtained a Two Million Dollar ($2,425,000) deed of trust loan (the “First Deed of Trust Loan”) from Farmers Insurance Group Federal Credit Union c/o Business Partners, LLC (the “Senior Lien Holder”) on or about May 5, 2004, which loan is secured by a first deed of trust lien on the Property (the “First Deed of Trust”) and is also guaranteed by ELTP.  The documents evidencing or securing the First Deed of Trust Loan are collectively referred to herein as the First Deed of Trust Loan Documents.

This Security Instrument secures to Lender:

(a)               the repayment of the debt evidenced by the Note, with interest as provided in the Note, and all renewals, extensions and modifications of the Note;

(b)              the payment of all other sums, with interest as provided in the Note, advanced under paragraph 6 hereof to protect the security of this Security Instrument; and

(c)               the performance of Borrower’s covenants and agreements under this Security Instrument and the Note.

For these purposes, Borrower irrevocably grants and conveys to Lender, with power of sale, subject to the rights of the Senior Lien Holder under the First Deed of Trust, the property located in Orange County, California which has the address of 23456 South Pointe Drive, Laguna Hills, California 92653 and is further described below (“Property Address”):

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND DESCRIBED AS:  PARCEL 12, IN THE CITY OF LAGUNA HILLS, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 120, PAGES 17 TO 21 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING ALL OIL, GAS AND OTHER MINERALS THAT MAY BE WITHIN OR UNDER THE LAND ABOVE DESCRIBED AND ALL DRILLING AND OTHER RIGHTS WITH RESPECT THERETO EXCEPT THE RIGHT TO DRILL, MINE, OF SAID LAND, AS

RESERVED IN DEEDS RECORDED NOVEMBER 20, 1961 IN BOOK 5917, PAGE 12 AND MAY 9, 1962 IN BOOK 6102, PAGE 647 OF OFFICIAL RECORDS.

together with all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property.  All replacements and additions shall also be covered by this Security Instrument.  All of the foregoing is referred to in this Security Instrument as the “Property.”

BORROWER COVENANTS that Borrower is lawfully possessed of the estate hereby conveyed and has the right to grant and convey the Property and, except for the First Deed of Trust and other encumbrances of record acceptable to the Senior Lien Holder, the Property is unencumbered.  Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to such encumbrances of record.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS.  Borrower and Lender covenant and agree as follows:

1.             Payment of Principal and Interest; Prepayment.  Borrower shall promptly pay when due the principal of and interest on the debt evidenced by the Note.

2.             Prior Deed of Trust; Charges; Liens.  The Borrower shall perform all of the Borrower’s obligations under the First Deed of Trust, including Borrower’s covenants to make payments when due.  Borrower shall pay all taxes, assessments, charges, fines and impositions attributable to the Property which may attain priority over this Security Instrument, and leasehold payments or ground rents, if any.

Except for the lien of the First Deed of Trust, Borrower shall promptly discharge any other lien which shall have attained priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender’s opinion operate to prevent the enforcement of the lien; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument.  Except for the lien of the First Deed of Trust, if Lender determines that any part of the Property is subject to a lien which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien.  Borrower shall satisfy such lien or take one or more of the actions set forth above within 10 days of the giving of notice.

3.             Subordination.  Lender and Borrower acknowledge and agree that this Security Instrument is subject and subordinate in all respects to the liens, terms, covenants and conditions of the First Deed of Trust and to all advances heretofore made or which may hereafter be made pursuant to the First Deed of Trust including all sums advanced for the purpose of (a) protecting or further securing the lien of the First Deed of Trust, curing defaults by the Borrower under the First Deed of Trust or for any other purpose expressly permitted by the First Deed of Trust or (b) constructing, renovating, repairing, furnishing, fixturing or equipping the Property.  The terms and provisions of the First Deed of Trust are paramount and controlling, and they supersede any other terms and provisions hereof in conflict therewith.  In the event of a foreclosure or deed in lieu of foreclosure of the First Deed of Trust, any provisions herein or any provisions in any other collateral agreement restricting the use of the Property or otherwise restricting the Borrower’s ability to sell the Property shall have no further force or effect on subsequent owners or purchasers of the Property.  Any person, including his successors or assigns (other than the Borrower or a related entity of the Borrower), receiving title to the Property through a foreclosure or deed in lieu of foreclosure of the First Deed of Trust shall receive title to the Property free and clear from such restrictions.

Further, if the Senior Lien Holder acquires title to the Property pursuant to a deed in lieu of foreclosure, the lien of this Security Instrument shall automatically terminate upon the Senior Lien Holder’s acquisition of title, provided that (i) the Lender has been given written notice of a default under the First Deed of Trust and (ii) the Lender shall not have cured the default under the First Deed of Trust, or diligently pursued curing the default as determined by the Senior Lien Holder, within the period provided in such notice sent to the Lender.

4.             Hazard or Property Insurance.  Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage” and any other hazards, including floods or flooding, for which Lender requires insurance.  This insurance shall be maintained in the amounts and for the periods that Lender requires.  The insurance carrier providing the insurance shall be chosen by Borrower.  If Borrower fails to maintain coverage described above, Lender may, at Lender’s option, obtain coverage to protect Lender’s rights in the Property in accordance with paragraph 6.

All insurance policies and renewals shall be acceptable to Lender and shall include a standard mortgagee clause.  All requirements hereof pertaining to insurance shall be deemed satisfied if the Borrower complies with the insurance requirements under the First Deed of Trust.  All original policies of insurance required pursuant to the First Deed of Trust shall be held by the Senior Lien Holder; provided, however, Lender may be named as a loss payee as its interest may appear and may be named as an additional insured.  If Lender requires, Borrower shall promptly give to Lender copies of all receipts of paid premiums and renewal notices.  In the event of loss, Borrower shall give prompt notice to the insurance carrier, the Senior Lien Holder and Lender.  Lender may make proof of loss if not made promptly by the Senior Lien Holder or the Borrower.

Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, if the restoration or repair is economically feasible and Lender’s security is not lessened.  If the restoration or repair is not economically feasible or Lender’s security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower.  If Borrower abandons the Property, or does not answer within 30 days a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may collect the insurance proceeds.  Lender may use the proceeds to repair or restore the Property or to pay sums secured by this Security Instrument, whether or not then due.  The 30-day period will begin when the notice is given.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraph 1 or change the amount of the payments.  If under paragraph 17 the Property is acquired by Lender, Borrower’s right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

Notwithstanding the above, the Lender’s rights to collect and apply the insurance proceeds hereunder shall be subject and subordinate to the rights of the Senior Lien Holder to collect and apply such proceeds in accordance with the First Deed of Trust.

5.             Maintenance and Protection of the Property.  Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate, or commit waste on the Property.  Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender’s good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lender’s security interest.  Borrower may cure such a default and reinstate, as provided in paragraph 14, by causing the action or proceeding to be dismissed with a ruling that, in Lender’s good faith determination, precludes forfeiture of the Borrower’s interest in the Property or other material impairment of the lien created by this Security Instrument or Lender’s security interest.

6.             Protection of Lender’s Rights in the Property.  If Borrower fails to perform the covenants and agreements contained in this Security Instrument, or there is a legal proceeding that may significantly affect Lender’s rights in the Property (such as a proceeding in bankruptcy, for condemnation or forfeiture or to enforce laws or regulations), then Lender may do and pay for whatever is necessary to protect the value of the Property and Lender’s rights in the Property.  Lender’s actions may include paying any sums secured by a lien, which has priority over this Security Instrument (including sums secured by the First Deed of Trust), appearing in court, paying reasonable attorneys’ fees and entering on the Property to make repairs.  Although Lender may take action under this paragraph 6, Lender does not have to do so.

Any amounts disbursed by Lender under this paragraph 6 shall become additional debt of Borrower secured by this Security Instrument.  Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

Prior to taking any actions under this Section 6, however, Lender shall notify the Senior Lien Holder of such default in the manner provided in Section 17 of this Security Instrument, and shall provide the Senior Lien Holder with the opportunity to cure any such default under this Security Instrument.  All amounts advanced by the Senior Lien Holder to cure a default hereunder shall be deemed advanced by the Senior Lien Holder and shall be secured by the First Deed of Trust.  In addition, the Lender agrees that it will not commence foreclosure proceedings or accept a deed in lieu of foreclosure, or exercise any other rights or remedies hereunder until it has given the Senior Lien Holder at least 60 days’ prior written notice.  Any action by Lender hereunder to foreclosure or accept a deed in lieu of foreclosure shall be subject to the “due on sale” provisions of the First Deed of Trust.

Lender and Borrower further agree that a default hereunder shall constitute a default under the First Deed of Trust.  In the event of a default hereunder, the Senior Lien Holder shall have the right to exercise all rights and remedies under the First Deed of Trust.

7.             Inspection.  Lender or its agent may make reasonable entries upon and inspection of the Property.  Lender shall give Borrower notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

8.             Condemnation.  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender, subject to the terms of the First Deed of Trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower.  In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the taking, unless Borrower and Lender otherwise agree in writing, the sums secured by this Security Instrument shall be reduced by the amount of the proceeds multiplied by the following fraction:  (a) the total amount of the sums secured immediately before the taking, divided by (b) the fair market value of the Property immediately before the taking.  Any balance shall be paid to Borrower.  In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of the sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing or unless applicable law otherwise provides, the proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date the notice is given, Lender is authorized to collect and apply the proceeds, at its option, either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraph 1 or change the amount of such payments.

9.             Borrower Not Released; Forbearance By Lender Not a Waiver.  Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower’s successors in interest.  Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower’s successor in interest.  Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

10.           Successors and Assigns Bound; Joint and Several Liability; Co-signers.  The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Borrower, subject to the provisions of paragraph 13.  Borrower’s covenants and agreements shall be joint and several.  Any Borrower who co-signs this Security Instrument but does not execute the Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey the Borrower’s interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Borrower’s consent; provided, however, that such modification or accommodation shall not be made without the prior written consent of the Senior Lien Holder.

11.           Notices.  Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method.  The notice shall be directed to the Property Address or any other address Borrower designates by notice to Lender.  Any notice to Lender shall be given by first class mail to Lender’s address stated herein or any other address Lender designates by notice to Borrower.  Any notice required to be given to the Senior Lien Holder shall be given by first class mail to the following address:

Farmers Insurance Group Federal Credit Union

c/o Business Partners, LLC

9301 Winnetka Avenue

Chatsworth, CA 91311

or such other address the Senior Lien Holder designated by notice to the Borrower.  Any notice provided for in this Security Instrument shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

12.           Governing Law; Severability.  This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located.  In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision.  To this end the provisions of this Security Instrument and the Note are declared to be severable.

13.           Transfer of the Property or a Beneficial Interest in Borrower.  Except for a conveyance to the trustee under the First Deed of Trust, if all or any part of the Property or any interest in it is sold or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument.  However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

If Lender exercises this option, Lender shall give Borrower and the Senior Lien Holder prior written notice of acceleration.  The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument.  If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

Notwithstanding Lender’s right to invoke any remedies hereunder, as provided in Section 6 above, Lender agrees that it will not commence foreclosure proceedings or accept a deed in lieu of foreclosure, or exercise any other rights or remedies hereunder until it has given the Senior Lien Holder at least 60 days’ prior written notice.

The Borrower and the Lender agree that whenever the Note or this Security Instrument gives the Lender the right to approve or consent with respect to any matter affecting the Property (or the construction of any improvements thereon) or otherwise (including the exercise of any “due on sale” clause), and a right of approval or consent with regard to the same matter is also granted to the Senior Lien Holder pursuant to the First Deed of Trust, the senior Lien Holder’s approval or consent or failure to approve or consent, as the case may be, shall be binding on the Borrower and the Lender.

14.           Borrower’s Right to Reinstate.  If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earlier of: (a) 5 days (or such other period as applicable law may specify for reinstatement) before sale of the Property pursuant to any power of sale contained in this Security Instrument, or (b) entry of a judgment enforcing this Security Instrument.  Those conditions are that Borrower: (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys’ fees; and (d) takes such action as Lender may reasonably require to assure that the lien of this Security Instrument, Lender’s rights in the Property and Borrower’s obligation to pay the sums secured by this Security Instrument shall continue unchanged.  Upon reinstatement by Borrower, this Security Instrument and the obligations secured hereby shall remain fully effective as if no acceleration had occurred.  However, this right to reinstate shall not apply in the case of acceleration under paragraph 13.

15.           Sale of Note; Change of Loan Servicer.  The Note or a partial interest in the Note (together with this Security Instrument) may be sold one or more times without prior notice to Borrower.  A sale may result in a change in the entity (known as the “Loan Servicer”) that collects payments due under the Note and this Security Instrument.  There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note.  If there is a change of the Loan Servicer, Borrower will be given written notice of the change in accordance with paragraph 11 above and applicable law.  The notice will state the name and address of the new Loan Servicer and the address to which payments should be made.  The notice will also contain any other information required by applicable law.

16.           No Assignment.  Until the loan secured by the First Deed of Trust has been satisfied in full, the Lender and the Borrower agree that the Note and the Security Instrument will not be assigned without the Senior Lien Holder’s prior written consent.

NON-UNIFORM COVENANTS.  Borrower and Lender further covenant and agree as follows:

17.           Acceleration; Remedies.  Lender shall give notice to Borrower and the Senior Lien Holder prior to acceleration following Borrower’s breach of any covenant or agreement in this Security Instrument.  The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Borrower (and with respect to the Senior Lien Holder, 60 days from the date the notice is given to the Senior Lien Holder), by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Security Instrument and sale of the Property.  The notice shall further inform Borrower of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of Borrower to acceleration and sale.  If the default is not cured by the Borrower on or before the date specified in the notice, and the Senior Lien Holder has not exercised its right to cure the default, then Lender at its option may require immediate payment in full of all sums secured by this Security Instrument without further demand and may invoke the power of sale and any other remedies permitted by applicable law.  Notwithstanding Lender’s right to invoke any remedies hereunder, as provided in Section 6 above, the Lender agrees that it will not commence foreclosure proceedings or accept a deed in lieu of foreclosure, or exercise any other rights or remedies hereunder until it has given the Senior Lien Holder at least 60 days’ prior written notice.  Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 17, including, but not limited to, reasonable attorneys’ fees and costs of title evidence.

If Lender invokes the power of sale, Lender shall mail copies of a notice of sale in the manner prescribed by applicable law to Borrower, the Senior Lien Holder and to the other persons prescribed by applicable law.  Lender shall give notice of sale by public advertisement for the time and in the manner prescribed by applicable law.  Lender, without demand on Borrower, shall sell the Property, at public auction to the highest bidder for cash at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Lender determines.  Lender may postpone sale of all or any parcel of the Property to any later time on the same date by public announcement at the time and place of any previously scheduled sale.  Lender or its designee may purchase the Property at any sale.

Lender shall deliver to the purchaser Lender’s deed conveying the Property without any covenant or warranty, expressed or implied.  The recitals in the Lender’s deed shall be prima facie evidence of the truth of the statements made therein.  Lender shall apply the proceeds of the sale in the following order: (a) to all expenses of the sale, including, but not limited to, reasonable Lender’s and attorneys’ fees; (b) to all sums secured by this Security Instrument; and (c) any excess to the person or persons legally entitled to it.

18.           Release.  Upon payment of all sums secured by this Security Instrument, Lender shall release this Security Instrument without charge to Borrower.  Borrower shall pay any recordation costs.

19.           Trustee.  Lender, at its option, may from time to time appoint a Trustee by an instrument recorded in the county in which this Security Instrument is recorded.  Without conveyance of the Property, the trustee shall succeed to all the title, power and duties conferred upon Lender herein and by applicable law.

20.           Modification of First Deed of Trust Loan Documents.  The Lender consents to any agreement or arrangement in which the Senior Lien Holder waives, postpones, extends, reduces or modifies any provisions of the First Deed of Trust Loan Documents, including any provisions requiring the payment of money.

BY SIGNING BELOW, the Borrower and the Lender accept and agree to the terms and covenants contained in this Security Instrument.

ELTP:		LENDER:

ELECTROPURE, INC.

By	/S/ Floyd H. Panning	By	/s/ Anthony M. Frank
	Floyd H. Panning, President		Anthony M. Frank
	23456 South Pointe Drive		1 Maritime Plaza, Suite 825
	Laguna Hills, CA 92653		San Francisco, CA 94111

LLC:

By	/s/ Floyd H. Panning
Floyd H. Panning, President
23456 South Pointe Drive
Laguna Hills, CA 92653